EXHIBIT 10.8
                          1600 SMITH STREET BUILDING

                                LEASE AGREEMENT


                                    BETWEEN


                           1600 SMITH STREET VENTURE
                                  (LANDLORD)

                                      AND

                                 TEXOIL, INC.
                                   (TENANT)


                            DATED /S/ JUNE 1, 1995

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                          1600 SMITH STREET BUILDING
                                LEASE AGREEMENT

                                     INDEX


BASIC LEASE PROVISIONS.......................................................1

ARTICLE 1   PREMISES.........................................................3
      1.01  Premises.  ......................................................3
      1.02  Refusal Rights.  ................................................3
      1.03  Expansion Rights.  ..............................................4
      1.04  Parking..........................................................4

ARTICLE 2   TERM.............................................................5
      2.01  Term and Commencement Date.  ....................................5
      2.02  Expiration.  ....................................................5
      2.03  Acceptance.  ....................................................5
      2.04  Renewal Term.  ..................................................5
      2.05  Early Occupancy.  ...............................................6
      2.06  Early Cancellation Option.  .....................................6

ARTICLE 3   BASE RENT........................................................6
      3.01  Base Rent.  .....................................................6
      3.02  Renewal Term.  ..................................................6
      3.03  Prevailing Market Rate - Defined.  ..............................6

ARTICLE 4   ADDITIONAL RENT..................................................7
      4.01  Additional Rent.  ...............................................7
      4.02  Additional Rent - Defined.  .....................................7
      4.03  Building Operating Expenses......................................7
            (a)   Defined.  .................................................7
            (b)   Labor/Energy-Saving Devices.  .............................9
            (c)   Tenant's Pro Rata Building Operating Expenses.  ...........9
      4.04  Estimated Additional Rent.  ....................................10
      4.05  Revision of Estimated Additional Rent.  ........................10
      4.06  Actual Additional Rent.  .......................................11

ARTICLE 5   RENT............................................................11
      5.01  Rent.  .........................................................11
      5.02  Late Charge.  ..................................................11
      5.03  Payments for Other Services.  ..................................11
      5.04  Partial Month's Rent.  .........................................11

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ARTICLE 6   LEASEHOLD IMPROVEMENTS/PREMISES.................................12
      6.01  Leasehold Improvements/Premises.  ..............................12
      6.02  Environmental Disclosure........................................12
            (a)   Studies.  ................................................12
            (b)   Landlord Environmental Tests.  ...........................13
            (c)   Prohibition on Placement or Disposal. ....................13
            (d)   Tenant's Covenants to Remove.  ...........................13
      6.03  Refurbishment Allowance.  ......................................14

ARTICLE 7   PERMITTED USE...................................................14
      7.01  Use.  ..........................................................14
      7.02  Signs.  ........................................................14

ARTICLE 8   RENTABLE AREA...................................................15
      8.01  Full Floor.  ...................................................15
      8.02  Partial Floor.  ................................................15
      8.03  Building Common Areas.  ........................................15
      8.04  Agreed Area.  ..................................................15

ARTICLE 9   ASSIGNMENT AND SUBLETTING.......................................15
      9.01  By Landlord.  ..................................................15
      9.02  By Tenant.  ....................................................16
      9.03  Continuing Liability.  .........................................16
      9.04  Consent.  ......................................................17
      9.05  Subsequent Transactions.  ......................................17

ARTICLE 10  BUILDING SERVICES...............................................17
      10.01 Building Standard Services.  ...................................17
      10.02 Additional Services.  ..........................................18
      10.03 Common Area Services.  .........................................18
      10.04 Interruption of Services.  .....................................18
      10.05 Modifications of Services.  ....................................19

ARTICLE 11  ALTERATION, REPAIRS AND LIENS...................................19
      11.01 Changes in Building.  ..........................................19
      11.02 Alteration by Tenant.  .........................................19
      11.03 Removal.  ......................................................20
      11.04 Maintenance and Repair by Tenant.  .............................20
      11.05 Repairs by Landlord/Limitation of Liability.  ..................20
      11.06 Tenant Liens.  .................................................21


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ARTICLE 12  LATE PAYMENTS....................................................21
      12.01 Late Payments.  ................................................21

ARTICLE 13  INSURANCE.......................................................21
      13.01 Tenant's Insurance.  ...........................................21
      13.02 Landlord's Insurance.  .........................................22
      13.03 Increased Premiums.  ...........................................22
      13.04 Waiver of Subrogation.  ........................................22
      13.05 Indemnity.  ....................................................23

ARTICLE 14  CASUALTY........................................................24
      14.01 Fire or Other Casualty.  .......................................24
      14.02 Casualty Caused by Tenant.  ....................................24

ARTICLE 15  CONDEMNATION....................................................25
      15.01 Condemnation.  .................................................25

ARTICLE 16  ENTRY...........................................................25
      16.01 Entry.  ........................................................25

ARTICLE 17  SUBORDINATION, ATTORNMENT AND QUIET ENJOYMENT...................26
      17.01 Subordination.  ................................................26
      17.02 Attornment.  ...................................................26
      17.03 Rights/Security Documents.  ....................................26
      17.04 Modifications to Lease.  .......................................26
      17.05 Landlord as Attorney-in-Fact.  .................................27
      17.06 Quiet Enjoyment.  ..............................................27

ARTICLE 18  DEFAULT.........................................................27
      18.01 Event of Default.  .............................................27
      18.02 Rights Upon Default.  ..........................................28
      18.03 Costs.  ........................................................30
      18.04 Defaults by Landlord.  .........................................30
      18.05 Non-Waiver.  ...................................................30

ARTICLE 19  MISCELLANEOUS PROVISIONS........................................30
      19.01 Amendment.  ....................................................30
      19.02 Severability.  .................................................30
      19.03 Estoppel Letters.  .............................................31
      19.04 Landlord's Liability.  .........................................31
      19.05 Holdover.  .....................................................31
      19.06 Taxes on Tenant's Property.  ...................................31
      19.07 Surrender.  ....................................................31

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      19.08 Successors and Parties.  .......................................32
      19.09 Notice.  .......................................................32
      19.10 Rules and Regulations.  ........................................32
      19.11 Captions.  .....................................................32
      19.12 Number and Gender.  ............................................32
      19.13 Governing Law.  ................................................32
      19.14 Discriminatory School.  ........................................32
      19.15 Force Majeure.  ................................................33
      19.16 Use of Name.  ..................................................33
      19.17 Broker.  .......................................................33
      19.18 Attorneys' Fees.  ..............................................33
      19.19 Common Facilities.  ............................................33
      19.20 Examination of Lease.  .........................................34
      19.21 Time.  .........................................................34
      19.22 Authority.  ....................................................34
      19.23 Recording.  ....................................................34
      19.24 Financial Statements.  .........................................34
      19.25 Lender Approval.  ..............................................34
      19.26 Entire Agreement.  .............................................34
      19.27 Waiver of Texas Deceptive Trade Practices Act.  ................34

EXHIBITS

      A - Floor Plan
      B - Property Description
      C - Acceptance of Premises Memorandum D - Cleaning and Janitorial Services E - Rules and Regulations of the Building F - Tenant Parking Agreement


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                          1600 SMITH STREET BUILDING
                                LEASE AGREEMENT


                                 TEXOIL, INC.


      THIS LEASE AGREEMENT ("Lease") is made and executed by and between 1600 SMITH STREET VENTURE, a Texas Joint venture, with its principal office in Houston, Harris County, Texas ("Landlord"), and TEXOIL, INC., a Texas corporation ("Tenant"), this /S/ 1ST day of /S JUNE, 1995 ("Effective Date").

                            BASIC LEASE PROVISIONS

      The following provisions set forth various basic terms of this Lease and are sometimes called the "Basic Lease Provisions."

1.    BUILDING:   1600 Smith Street Building
                  1600 Smith Street
                  Houston, Texas 77002

2.    PREMISES:

      (a)   Suite No. 4000/4025 on Floor 40

      (b)   Agreed Rentable Area of Premises: 9,077 square feet

      (c)   Agreed Rentable Area of Building: 1,108,479 square feet

3.    RENT:

      (a)   INITIAL TERM:

            Annual Base Rent: $122,539.50
            ($13.50 per square foot of Agreed Rentable Area)

            Monthly Installment: $10,211.63

            (includes a component applicable to Building Operating Expenses equal to the initial estimated Operating Expense Factor in the amount set forth in ITEM 3(B) OF THE BASIC LEASE PROVISIONS)

      (b)   $64,537.47 Initial Estimated Operating Expense Factor:


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            ($7.11 per square foot of Agreed Rentable Area (such per square foot amount is herein called the "Operating Expense Factor")

            Initial Monthly Installment: $5,378.12

      (c)   Renewal Term: Prevailing Market Rate

4.    TERM:

      (a)   INITIAL TERM: Five (5) years

      (b)   RENEWAL TERM: One (1) option of five (5) years

5.    LEASE DATES:

      (a)   TARGET COMMENCEMENT DATE: October 1, 1995

      (b)   EXPIRATION DATE: September 31, 2000

      (c)   EXPANSION DATE: October 1, 1998

6.    LEASEHOLD INDUCEMENTS:

      (a) Refusal Space: Balance of square feet of Agreed Rentable Area located on Floor 40 of the Building as per article 1.02 of the Lease (Refusal Space)

      (b)   Refurbishment Allowance: $4.25 per square foot

      (c) Expansion Option: Approximately 1,500 square feet of Agreed Rentable Area located on Floor 40 of the Building as shown on attached Exhibit "-1" (Expansion Space") on the third (3rd) anniversary of this Commencement Date ("Expansion Date").

7.    BROKERS:    Cushman Realty Corp.
                  2800 Post Oak Boulevard
                  Houston, Texas 77056
                  Attn: Trey Strake


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8.    ADDRESSES FOR NOTICES:

      Landlord:   1600 Smith Street Venture
                  1600 Smith Street, Suite 4800
                  Houston, Texas 77002
                  Attn: President, Cullen Center, Inc.

      Tenant:     Texoil, Inc.
                  1600 Smith Street Building
                  1600 Smith Street, Suite 4000
                  Houston, Texas 77002
                  Attn: John L. Graves

                                   ARTICLE 1

                                   PREMISES

      1.01 PREMISES. Landlord does hereby lease, let and demise unto Tenant, and Tenant does hereby lease and rent from Landlord, upon and subject to the provisions of this Lease, the space ("Premises") reflected on the floor plan attached as Exhibit "A", located within the building identified in Item 1 of the Basic Lease Provisions, and situated on Block 509 S.S..B.B., Houston, Harris County, Texas. The land on which the office building is situated, which is more particularly described on attached Exhibit "B", together with the office building and all present or future additional improvements, appurtenances or facilities, including, but not limited to, the underground tunnel and elevated pedestrian walkways, but excluding the parking garage, are collectively called "Building."

      The Premises consist of the Agreed Rentable Area specified in Item 2 of the Basic Lease Provisions, together with the vertical space within the demising walls from the floor slab up to and including the finished ceiling system, and all improvements and fixtures, and all alterations, additions, accessions and installations attached to or located within that space ("Leasehold Improvements").

      1.02 REFUSAL RIGHTS. If Tenant performs all of the terms and conditions of this Lease, Tenant shall have during the initial Term a preferential right to lease the Refusal Space, more particularly described in ITEM 6(A) OF THE BASIC LEASE PROVISIONS, prior to the same being leased to any third party. Prior to leasing any portion of the Refusal Space to a third party, Landlord shall give to Tenant a written bona fide offer for the lease of all or a portion of the Refusal Space that contains the basic lease terms upon which Landlord intends to lease such space ("PROSPECT OFFER"). Tenant shall be deemed to have waived its rights under this ARTICLE 1.02, unless Tenant accepts the Prospect Offer in writing within five (5) days following receipt of the Prospect Offer, and Tenant executes and delivers Landlord's then standard form amendment adding the Refusal Space to the Premises on the terms and conditions of the Prospect Offer within ten (10) days following receipt of such amendment. The rights set forth in this Paragraph shall not be a one-time right to lease the Refusal Space and shall recur with respect to any subsequent offer. Nonetheless, anything to the contrary in this Lease,

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Tenant acknowledges and agrees that its rights in connection with the Refusal
Space to the rights of any other Tenants under their respective leases in effect on the effective date of this Lease.

      Unless the cost thereof is reflected in the Prospect Offer, all Refusal Space shall be delivered and accepted in an "AS-IS" condition, no lease inducements (such as rent abatement or refurbishment allowances) shall be provided with respect to the Refusal Space, all of the terms and conditions of Landlord's then standard form lease shall apply to the Refusal Space, and the term of the Refusal Space shall be coterminous with the Term of this Lease (as the same may have been extended). The Refusal Space shall constitute a portion of the Premises for all purposes. Rent for the Refusal Space shall be the rental rate set forth in the Prospect Offer, unless the term set forth in the Prospect Offer is not conterminous with the Term of this Lease, in which case the Rent for the Refusal Space shall be the rental rate set forth in the Prospect Offer modified to reflect Landlord's net effective rental rate of return over the different term.

      1.03 EXPANSION RIGHTS. If Tenant performs all of the terms and conditions of this Lease, Tenant shall have the right to lease the Expansion Space, more particularly described in ITEM 6(C) OF THE BASIC LEASE PROVISIONS, on or about the Delivery Date (defined below) at the Prevailing Market Rate (as defined below). At least six (6) months prior to the Expansion Date, set forth in ITEM 6(C) OF THE BASIC LEASE PROVISIONS, Landlord shall notify Tenant (i) the date such Expansion Space will be delivered to Tenant, which may be six (6) months before or after the Expansion Date ("DELIVERY DATE"), (ii) the size of the Expansion Space, which may be plus or minus twenty percent (20%), and (iii) the location and configuration of the Expansion Space, all of which shall be determined in Landlord's sole discretion. Tenant shall be deemed to have waived its rights under this ARTICLE 1.03, unless Tenant notifies Landlord in writing of Tenant's election to exercise this expansion option and executes Landlord's standard form amendment adding the Expansion Space to the Premises at the Prevailing Market Rate, which notice and amendment shall be executed and delivered to Landlord not more than nine (9) months and not less than six (6) months prior to the Expansion Option Date. Unless the cost thereof is reflected in the Prevailing Market Rate, all Expansion Space shall be delivered and accepted in an "AS-IS" condition, no lease inducements (such as rent abatement or refurbishment allowances) shall be provided with respect to the Expansion Space, and the terms and conditions of Landlord's then standard form lease shall apply to the Expansion Space. The Expansion Space shall constitute a portion of the Premises for all purposes and the Rent for the Expansion Space shall be equal to the then Prevailing Market Rate determined as of the Delivery Date.

      1.04 PARKING. During the initial Term of this Lease, Tenant shall lease ten (10) unreserved parking spaces in the parking garage connected to the Building, under terms and conditions as set forth in the Tenant Parking Agreement, attached as EXHIBIT F. Tenant agrees to abide by and comply with all rules and regulations applicable to such parking or parking garage, whether promulgated by Landlord or the operator of the parking garage. Tenant shall be charged $75.00 per parking space for the use of such parking space for the initial term of this Lease. Thereafter, and for any additional parking spaces used by Tenant, Tenant shall pay the rates generally charged for such spaces in the parking garage, which rates may be changed from time to time upon written notice from Landlord. In addition to the Parking Charges, Tenant shall pay all state taxes with respect to the Parking

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Charges; it being the intent of the parties that such state taxes be passed through to the Tenant. Notwithstanding any provision to the contrary, Tenant shall not be charged for the use of ten (10) parking spaces for the first four
(4) months of the Term of the Tenant Parking Agreement.

                                   ARTICLE 2

                                     TERM

      2.01 TERM AND COMMENCEMENT DATE. The Term of this Lease shall be the period of time specified in ITEM 4(A) OF THE BASIC LEASE PROVISIONS and shall commence on the Target Commencement Date.

      If Tenant takes possession of the Premises for any purpose, other than construction, Tenant shall be deemed to have accepted the Premises even though the Acceptance of Premises Memorandum described in ARTICLE 2.03 may not have been executed and the date of such possession shall be the Commencement Date.

      Neither the validity of this Lease nor the obligations of Tenant hereunder shall be affected by Landlord's failure to tender to Tenant possession of the Premises on or before Landlord's Target Commencement Date nor shall Landlord be subject to any liability for failure to timely tender possession of the Premises to Tenant, but the Rent reserved and covenanted herein to be paid shall not commence until the Commencement Date.

      2.02 EXPIRATION. The Term of this Lease shall be for the period of time set forth in ITEM 4(A) OF THE BASIC LEASE PROVISIONS and shall commence on the Target Commencement Date.

      2.03 ACCEPTANCE. Prior to Tenant's occupancy of the Premises, Landlord and Tenant shall confirm the actual Commencement Date and Term by execution of an Acceptance of Premises Memorandum (the form of which is attached as EXHIBIT "C").

      2.04 RENEWAL TERM. If Tenant performs all of the terms and conditions of this Lease, Tenant shall have the right to extend the term of the Lease for the number of years set forth in ITEM 4(B) OF THE BASIC LEASE PROVISIONS ("RENEWAL TERM" and, as extending the Term, the "TERM"), which shall commence on the day following the then current Expiration Date ("RENEWAL TERM COMMENCEMENT DATE"). Tenant shall be deemed to have waived its rights under this ARTICLE 2.04, unless Tenant notifies Landlord in writing of Tenant's election to exercise this renewal right and executes Landlord's standard form amendment subject to negotiations extending the Term at the rental rate set forth in ITEM 3(C) OF THE BASIC LEASE PROVISIONS, which notice and amendment shall be executed and delivered to Landlord not more than nine (9) months and not less than six (6) months prior to the then Expiration Date. Tenant shall accept the Premises in an "AS-IS" condition, Tenant shall not be entitled to any lease inducements (such as rent abatement or refurbishment allowances), and Tenant shall not be entitled to extend the Term beyond the Renewal Term. The terms and conditions of Landlord's then standard form lease shall apply to the Premises and the Rent shall be

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equal to ninety percent (90%) the Prevailing Market Rate determined as of the
Renewal Term Commencing Date. If requested in writing by Tenant, Landlord shall provide Tenant with Landlord's good faith determination of the Prevailing Market Rate for the Premises.

      2.05 EARLY OCCUPANCY. Notwithstanding any provision in this Lease to the contrary, Tenant shall be allowed to take possession of the Premises on June 1, 1995, to make modifications and improvements to the Premises with the Consent of Landlord as provided for under the provisions of this Lease ("EARLY OCCUPANCY"). Such Early Occupancy by Tenant will be without obligation to pay Base Rent or Additional Rent until October 1, 1995, at which time all Rent shall commence as provided for in the Lease without exception including completion of Leasehold Improvements.

      2.06 EARLY CANCELLATION OPTION. If Tenant performs all of the terms and conditions of this Lease, Tenant shall have the right, but not the obligation, to terminate this Lease with respect to all of the Premises on any date specified from October 1, 1998, until January 1, 1999. ("CANCELLATION DATE"); PROVIDED, HOWEVER, (i) Tenant gives Landlord written notice of its election to terminate the Lease, which notices shall be given not less than four (4) months prior to the Cancellation Date, (ii) Tenant surrenders the Premises in accordance with the terms and conditions of this Lease no later than the Cancellation Date, and (iii) at the time Tenant gives such notice of early cancellation, Tenant pays to Landlord an Early Cancellation Fee equal to $3.68 per square feet of Agreed Rentable Area if canceled on November 1, 1998 and reduced thereafter to the unamortized lease costs per square foot of Agreed Rentable Area upon the Cancellation Date.

                                   ARTICLE 3

                                   BASE RENT

      3.01 BASE RENT. Tenant, in consideration for this Lease and the leasing of the Premises, covenants and agrees to pay Landlord, as Base Rent, the annual sum shown in ITEM 3(A) OF THE BASIC LEASE PROVISIONS, in equal monthly installments in advance without notice, offset, abatement, deduction or demand, commencing on the Commencement Date (subject to the provisions of ARTICLE 5.04) and continuing on the first day of each calendar month during the Term.

      3.02 RENEWAL TERM. In the event Tenant elects to extend the Term pursuant to ARTICLE 2.04, the Base Rent shall be the amount set forth in ITEM 3(C) OF THE BASIC LEASE PROVISIONS.

      3.03 PREVAILING MARKET RATE - DEFINED. For the purposes of this Lease, the term "PREVAILING MARKET RATE" shall mean the rate at which a willing landlord and a willing tenant would agree to lease comparable space in the first class office buildings in downtown Houston, Texas, which rate shall take into account all economic and non-economic factors, including, but not limited to: the credit-worthiness of such tenant, the quality and reputation of the management of the building, the amount of space the tenant then occupies, the amount of space being offered for lease, the location within the building of such offered space, the quality and finish of the offered space as it then exists, the age and quality of the building, lease term, scheduled or actual commencement date, add-on factor, and lease

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inducements, such as name identification, rental abatement, moving expenses, and architectural, construction and lease assumption allowances. Landlord shall have the right to configure the rental rate in the manner it reasonably determines (E.G., Base Rent with lease inducements), provided such rate is equivalent to the Prevailing Market Rate.

                                   ARTICLE 4

                                ADDITIONAL RENT

      4.01 ADDITIONAL RENT. Tenant, in consideration for this Lease and the leasing of the Premises and in addition to Base Rent, covenants and agrees to pay Landlord Additional Rent as defined in ARTICLE 4.02 and calculated on an annual basis (subject to the partial month provisions of ARTICLE 5.04), monthly, in advance without notice, offset, abatement, deduction or demand commencing on the Commencement Date and continuing on the first day of each calendar month during the Term.

      4.02 ADDITIONAL RENT - DEFINED. Additional Rent shall be composed of (i) Tenant's pro rata share of Building Operating Expenses (as defined in ARTICLE
4.03 that exceeds $64,537.00 per annum for each calendar year during the Term,
(ii) payments for other services (as defined in ARTICLE 5.03), if any, and (iii) Parking Charges (as set forth in the Tenant Parking Agreement, attached as EXHIBIT "F").

      4.03  BUILDING OPERATING EXPENSES.

            (a) DEFINED. Building Operating Expenses shall mean and include all amounts, expenses, and costs of whatsoever nature that are paid and incurred because of or in connection with the ownership, management, operation, repair, and maintenance of the Building and of Landlord's personal property used in connection with the Building, and shall include, but not be limited to: all general real estate taxes, special assessments, governmental charges and fees, plus any and all costs and expenses of evaluating and contesting the validity or amount of any of the foregoing; insurance premiums; water, sewer, electrical and other utility charges; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; property management fees; wages, salaries, related taxes, insurance, reimbursable expenses and related benefits payable to employees engaged in the maintenance and operation of the Building; and, in general, all other costs and expenses that are incurred for the operation and maintenance of first-class office buildings in the central business district of Houston, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in Building Operating Expenses the cost of any capital improvements made to the Building by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, amortized over such period as

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      Landlord shall reasonably determine, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance.

      Building Operating Expenses shall not include:

            (i) costs and expenses associated with owning, operating, maintaining, or repairing the parking garage, except the portion of the management fee and security costs allocated to the parking garage shall be included in Building Operating Expenses;

            (ii) costs, expenses and fees relating to soliciting, advertising for and entering into leases or other tenant arrangements for space in the Building, including leasing commissions, architectural and engineering services, and attorney's fees;

            (iii) expenses incurred in furnishing to individual tenants services in excess of Building Standard Services (as defined in ARTICLE 10.01);

            (iv) costs of renovating or otherwise improving or decorating or redecorating space for other tenants or other occupants in the Building or vacant space in the Building (other than Common Areas);

            (v) costs, expenses and fees relating to disputes with tenants and other occupants in the Building, including attorney's fees and punitive damages, if any;

            (vi) costs of sculpture, paintings or works of art installed in and on the Building or the real property described in attached EXHIBIT "B";

            (vii) costs of correcting defects in the Building (including latent defects in the Building) or the building equipment or replacing defective equipment, which is covered by warranty contract;

            (viii)costs of restoring or repairing the Building as a result of total or partial destruction or condemnation;

            (ix) except as provided in this ARTICLE 4, costs of replacement of any major Building system (or major component thereof) or other similar capital addition made subsequent to the original construction;

            (x) any interest on debt or other finance charges or amortization payments on any mortgage or underlying leases or lease;

            (xi) non-cash items, such as deductions for depreciation or obsolescence of the Building and Building equipment, or interest on capital invested;


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            (xii) penalties or fines incurred due to the violation of building codes by Landlord or by any other tenant of the terms and conditions of any lease pertaining to the Building;

            (xiii)any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

            (xiv) rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services or in operating an office and which is not affixed to the Building; or

            (xv) costs incurred in connection with the sale or financing of the Building, including brokerage commissions, attorneys and accountants fees, closing costs and interest charges.

            In the event any of the foregoing labor materials are used in connection with buildings other than the Building, only the pro rata portion of those expenses that are applicable to the Building based upon usage or consumption, shall be included in the Building Operating Expenses.

            (b) LABOR/ENERGY-SAVING DEVICES. If Landlord shall install a labor/energy-saving device or other similar equipment, which is designed to improve the operating efficiency of any system within the Building and thereby reduce Building Operating Expenses, then Landlord may add to Building Operating Expenses in each year during the useful life of such installed device or equipment an amount equal to the annual amortization allowance of the cost of such installed device or equipment, as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof.

            (c) TENANT'S PRO RATA BUILDING OPERATING EXPENSES. Tenant's pro rata share of Building Operating Expenses shall be the product of (i) the amount, if any, by which the amount obtained by dividing Building Operating Expenses by the Agreed Rentable Area of the Building, specified as being the amount in ITEM 2(C) OF THE BASIC LEASE PROVISIONS, exceeds the initial estimated Operating Expense Factor, multiplied by (ii) the Agreed Rentable Area of the "Premises", specified as being the amount in
      ITEM 2(B) OF THE BASIC LEASE PROVISIONS.

            If less than one hundred percent (100%) of the Agreed Rentable Area of the Building is occupied during any calendar year or partial calendar year or if less than one hundred percent (100%) of the Agreed Rentable Area of the Building is supplied with Building Standard Services during any such period, Building Operating Expenses shall include all additional costs and expenses Landlord determines it would have incurred if the Building had been one hundred percent (100%) occupied and supplied with Building Standard Services.

      4.04 ESTIMATED ADDITIONAL RENT. During the calendar year in which the Term of this Lease commences, Tenant agrees to pay Landlord, on account of Additional Rent due for that period, the monthly sum calculated pursuant to this ARTICLE 4. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that the Annual Base Rent set forth in ITEM 3(A) OF THE BASIC LEASE PROVISIONS includes a component applicable to Building Operation Expenses equal to the initial estimated Operating Expense Factor in the amount set forth in ITEM 3(B) OF THE BASIC LEASE PROVISIONS.

      Prior to the end of each calendar year during the term, Landlord shall furnish Tenant a written estimate of Building Operating Expenses for the next ensuing calendar year and shall notify Tenant of Tenant's estimated Additional Rent for such year. Tenant agrees to pay Landlord such estimated Additional Rent in twelve (12) equal monthly installments during such year. Notwithstanding the foregoing, in no event shall the Base Rent due from Tenant to Landlord be reduced to an amount less than the amount set forth in ITEM 3(A) OF THE BASIC LEASE PROVISIONS.

      If Landlord fails to deliver a written estimate of Building Operating Expenses and a notice of Tenant's estimated Additional Rent, Tenant shall continue to make payments of estimated Additional Rent in accordance with the most recent such estimate and notice provided, until a new written estimate and notice is delivered, whereupon the newly estimated Additional Rent shall be paid, and adjustments shall be made between Landlord and Tenant to bring Tenant current on its payment of estimated Additional Rent for the calendar year in question.

      If this Lease is not terminated or does not expire on the last day of a calendar year, Landlord shall make a good faith estimate of Tenant's actual Additional Rent for the partial calendar year in which the Lease expires or is terminated and shall notify Tenant thereof at least thirty (30) days prior to such date and Landlord and Tenant agree to make payments as required to compensate for Tenant's overpayment or underpayment of Additional Rent during such partial calendar year on or prior to the Expiration Date or the day this Lease is terminated, as the case may be, and both agree that such payment shall be in final settlement of Tenant's obligation to pay Additional Rent for that period.

      4.05 REVISION OF ESTIMATED ADDITIONAL RENT. If Building Operating Expenses should increase during any calendar year above the level anticipated in Landlord's estimate of Building Operating Expenses for such year, Landlord may revise its estimate of Tenant's Additional Rent for such year and Tenant agrees upon thirty (30) days written notice to begin payment of the revised estimated Additional Rent in such amounts so that the revised estimated Additional Rent shall be fully paid by the end of the calendar year in question.

      4.06 ACTUAL ADDITIONAL RENT. After the end of each calendar year during the Term, Landlord shall prepare and deliver to Tenant a statement showing the actual Building Operating

Expenses for the preceding calendar year, Tenant's actual Additional Rent due for that year or portion thereof, and the amount either owing to Tenant by reason of Tenant's overpayment of Additional Rent during such period or due from Tenant by reason of its underpayment of Additional Rent during such period. Tenant acknowledges and agrees that Tenant shall not be entitled to receive any credit for the amount by which Tenant's actual Additional Rent is less than the initial estimate of Additional Rent set forth in ITEM 3(B) OF THE BASIC LEASE PROVISIONS; it being the intent of the parties that in no event shall the Base Rent be reduced to an amount less than the amount set forth in ITEM 3(A) OF THE BASIC LEASE PROVISIONS. Tenant agrees to pay Landlord the amount of any underpayment of Additional Rent within thirty (30) days of the transmission of the aforementioned statement. Landlord agrees to credit any overpayment of Additional Rent against the next Additional Rent payments due from Tenant.

                                   ARTICLE 5

                                     RENT

      5.01 RENT. As used in this Lease, the term "RENT" shall mean and include the Base Rent, Additional Rent and all other amounts to be paid by Tenant, as provided in this Lease or documents executed in connection with this Lease, all of which shall constitute Rent in consideration for this Lease and the leasing of the Premises. The Rent shall be paid at the times and in the amounts provided in this Lease in legal tender of the United States of America to Landlord at the address specified in the Basic Lease Provisions in Houston, Harris County, Texas or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction, or offset.

      5.02 LATE CHARGE. In the event any installment of Base Rent or Additional Rent, or any other amount due from Tenant to Landlord under this Lease, has not been paid within ten (10) days after the date the amount was due, a late charge of five cents ($.05) per each dollar so overdue shall be charged by Landlord, as Additional Rent, for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payments, and Tenant agrees to pay such Rent to Landlord upon demand.

      5.03 PAYMENTS FOR OTHER SERVICES. Unless otherwise specified herein, Tenant agrees to pay to Landlord as Rent all charges for any services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease, no later than ten (10) days after Landlord renders a statement therefor to Tenant.

      5.04 PARTIAL MONTH'S RENT. If the Commencement Date is not the first day of a calendar month or the Expiration Date is not the last day of a calendar month, Tenant shall pay Landlord on the Commencement Date or the first day of the month in which the Expiration Date occurs, as the case may be, the Base Rent and Estimated Additional Rent due for that partial month, calculated in the proportion that the number of days in that month following the Commencement Date or preceding the Expiration Date divided by the total number of days in that month.

                                   ARTICLE 6

                        LEASEHOLD IMPROVEMENTS/PREMISES

      6.01 LEASEHOLD IMPROVEMENTS/PREMISES. Tenant has examined the Premises and the Leasehold Improvements located in the Premises and has made such inspections of the Building, Premises and Leasehold Improvements that Tenant deems necessary to determine their suitability for Tenant's needs. Based upon this examination and inspection, Tenant accepts the Building, Premises and Leasehold Improvements in an "AS-IS" condition WITH ALL FAULTS and with no warranties, express or implied, and Landlord shall have no further obligations with respect thereto. TENANT HEREBY WAIVES ANY AND ALL WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF HABITABILITY, SUITABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. Except as specifically set forth in this Lease, Landlord shall have no further obligation with respect to the construction or maintenance of any Leasehold Improvements.

      6.02  ENVIRONMENTAL DISCLOSURE.

            (a) STUDIES. A review of the plans and projects manual for the Building, as updated, revealed that there should not by any asbestos within the base building when built in accordance with such plans and project manual (hereinafter called the "HAZARDOUS SUBSTANCE SURVEYS"). Landlord makes no representations or warranties whatsoever to Tenant regarding: (i) the Hazardous Substance Surveys, including, without limitation, the contents, accuracy and/or scope thereof [Landlord having informed Tenant that said Hazardous Substance Surveys are not comprehensive surveys for all forms of hazardous or toxic materials, including, but not limited to, asbestos containing materials, or actual field inspections of the Building therefor, and cannot be relied upon as a representation that there are no hazardous or toxic materials at the Premises or Building, whether addressed therein or not], or (ii) the presence or absence of toxic or hazardous materials in, at, or under the Premises or the Building. Tenant: (x) shall not rely on and Tenant hereby represents to Landlord that it has not relied on the Hazardous Substance Surveys, the same having been provided for informational purposes only; and (y) acknowledges that Tenant will make or has made such studies and investigations, will conduct or has conducted such tests and surveys, and will engage or has engaged such specialists as Tenant deems appropriate to fairly evaluate the Premises and any risks from hazardous or toxic materials ("ENVIRONMENTAL TESTS"), which shall be permitted only following prior written notice to and coordination with Landlord. Further, Tenant shall furnish Landlord with a complete and legible copy of any such resulting study, report, test, survey or investigation and shall fully restore all areas and improvements where samples were taken or work performed and repair all damage resulting from any of the same and shall indemnify and hold harmless from and against all claims, actions, liabilities, damages, losses, injuries or deaths in connection with or arising out of or from any Environmental Tests or similar or dissimilar activity conducted by Tenant, Tenant's agents or contractors at the Premises or the Building, whether under this provision or otherwise under or in connection with this Lease.

            (b) LANDLORD ENVIRONMENTAL TESTS. Landlord shall have the right to conduct Environment Tests in the Premises from time to time; PROVIDED, HOWEVER, Landlord does not unreasonably interfere with Tenant's business operations at the Premises, repairs any damage to Tenant's property, inventory or fixtures damaged as a result of such Environmental Tests, and furnishes Tenant on request with a true and complete copy of any resulting report, survey or study.

            (c) PROHIBITION ON PLACEMENT OR DISPOSAL. Tenant shall not knowingly incorporate into, use, or otherwise place or dispose of at the Premises or in the Building any toxic or hazardous materials in concentrations or levels sufficient that by the then-applicable EPA, OSHA, or other applicable governmental standards cause the specific materials so identified to be classified or identified as toxic or hazardous materials except for the limited purposes of use and storage only where (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (iv) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material, and (v) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. If Tenant ever has knowledge of the presence in the Premises or the Building of such toxic or hazardous materials which affect the Premises, Tenant shall notify Landlord thereof in writing promptly after obtaining such knowledge. For purposes of this Lease, "HAZARDOUS OR TOXIC MATERIALS" shall mean hazardous or toxic chemicals or any materials or wastes containing hazardous or toxic chemicals at levels or content which cause such materials or wastes to be classified as hazardous or toxic as then prescribed by the prevalent industry practice and standards or by the then-current levels or content as set from time to time by EPA or OSHA or as defined under 29 C.F.R. 1910 or 29 C.F.R. 1925 or other applicable governmental laws, rules and regulations (such practices, standards, governmental laws, rules and regulations, are herein collectively called the "ENVIRONMENTAL LAWS").

            (d) TENANT'S COVENANTS TO REMOVE. If Tenant or its employees, agents, or contractors shall ever violate the provisions of this Article, or if Tenant's acts, negligence, breach of this provision of business operations directly and materially expand the scope of or materially worsen any contamination from toxic or hazardous materials, then Tenant shall clean-up, remove and dispose of the material causing violation, in compliance, with all applicable governmental standards, laws, rules and regulations and repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord; PROVIDED, HOWEVER, such work shall commence not later than thirty (30) days from such notice and be diligently and continuously carried to completion by Tenant or Tenant's designated contractors, which contractors shall be approve in writing by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal of toxic or hazardous materials under this provision and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours or when the Building is otherwise closed (i.e., weekends or holidays).

      6.03 REFURBISHMENT ALLOWANCE. If Tenant performs all of the terms and conditions of this Lease, Landlord agrees to give Tenant a credit in the amount of $4.25 per square foot of Agreed Rentable Area ("REFURBISHMENT ALLOWANCE") to be applied toward the payment of direct invoices for refurbishing the Premises. Landlord agrees to construct and install the improvements set forth on plans and specifications which are mutually approved by Landlord and Tenant, at Tenant's cost and expense, which cost shall include a five percent (5%) fee for Landlord's overhead and supervision if Tenant uses Landlord's contractors and a five percent (5%) fee if an outside contractor is utilized. In the event a credit remains following the full and final payment of all such invoices, Landlord agrees to apply such credit toward the next sums due and owing by Tenant to Landlord.

                                   ARTICLE 7

                                 PERMITTED USE

      7.01 USE. Tenant shall use and occupy the Premises only for general business office purposes. Tenant shall not use or permit the Premises to be used for any unlawful purpose or in any unlawful manner or in any manner prohibited hereunder. Tenant, to the best of Tenant's knowledge, shall comply with all federal, state and local governmental laws, ordinances, orders, rules, and regulations applicable to the Premises, the Building, and the occupancy thereof and Tenant shall give prompt written notice to Landlord of any notification to Tenant of any claimed violation thereof. Tenant shall not permit the maintenance of any public or private nuisance, or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or create unreasonable or excessive elevator or floor loads; or interfere with any of the operations of the Building or any part thereof or the proper and economic heating, air conditioning, cleaning or other servicing of the Building or any part thereof; or unreasonably interfere with the use of the other areas of the Building by any other tenants; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or do or permit any other thing which would adversely affect Landlord's leasing of the Building.

      7.02 SIGNS. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such Tenant identification information other than existing as Landlord permits in writing to be included or shown on the main building directory and adjacent to the principal access to the Premises.

                                   ARTICLE 8

                                 RENTABLE AREA

      8.01 FULL FLOOR. The Rentable Area of a full floor of the Building shall be: the area encompassed by the exterior walls of the Building (measured to the center line of the glass assembly); less, the areas used for stairs, elevator shafts, fire towers, flues, vents, stacks, pipe shafts, vertical ducts and other such floor penetrations; measured to the edge of the slab opening, plus, a pro rata allocation (based upon Rentable Area) of the Building Common Areas, as defined below.

      8.02 PARTIAL FLOOR. The Rentable Area of a portion of a floor of the Building shall be: the area encompassed by any exterior walls of the Building (measured to the center line of the glass assembly), the center line of any partitions separating the area being measured from other areas leased or leasable to others, and the center line of any partitions separating the area being measured from common or service areas; plus, a pro rata share of all of the areas on that floor which are used by or are for the use or benefit of all tenants of that floor, including but not limited to, elevator lobbies, corridors, restrooms, janitor closets, telephone closets and mechanical rooms measured to the center line of partitions defining such areas; plus, a pro rata allocation (based upon Rentable Area) of Building Common Areas, as defined below.

      8.03 BUILDING COMMON AREAS. Building Common Areas shall include but not be limited to the following areas of the Building: the ground floor and concourse level public lobbies; the mechanical and machine rooms serving the entire building; the shipping and receiving area; the engineers' offices and maintenance rooms; the fire control, security and mail rooms; code required exit enclosures; the building penthouse; elevator equipment rooms; the tunnel and the elevated walkways; and all other such areas which are used by or for the use or benefit of all of the tenants of the Building in common, measured to the center line of partitions defining such areas.

      8.04 AGREED AREA. The Rentable Area of the Premises shall be deemed to be the area set forth in ITEM 2(B) OF THE BASIC LEASE PROVISIONS. The Agreed Rentable Area of the Premises and the Agreed Rentable Area of the Building as shown in the Basic Lease Provisions have been calculated in accordance with the foregoing definitions and are hereby agreed to be the stated areas regardless of minor variations resulting from actual construction and completion of the Premises for occupancy.

                                   ARTICLE 9

                           ASSIGNMENT AND SUBLETTING

      9.01 BY LANDLORD. Landlord may sell, transfer, assign, and convey all or any part of the Building and any and all of its rights under this Lease at any time, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest or assignee for performance of such obligations, and shall attorn to any such successor in interest or assignee.

      9.02 BY TENANT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation the sale or transfer of a majority interest in ownership of Tenant), or mortgage or pledge the same, or sublet the Premises, or any part thereof, without the express prior written consent of Landlord, which shall not be unreasonably withheld, and any attempt to do so shall be void and of no effect.

      If Tenant desires to assign or sublet all or any part of the Premises, it shall inform Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease that it intends to seek a sublessee or an assignee. Tenant shall give Landlord a notice ("TENANT'S NOTICE") stating the name, address and business of the proposed assignee or sublessee, detailed financial references for the proposed assignee or sublessee (including its most recent audited balance sheet and income statement), the number of rentable square feet proposed to be sublet, the proposed effective date of the assignment or sublease, the fixed rent and/or other consideration, written consent from such proposed assignee or sublessee to a credit check and any other information Landlord may reasonably require. Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket expenses incurred in connection with Tenant's request for such consent.

      When Tenant has obtained an assignee or sublessee, Tenant shall provide Landlord with a copy of the proposed assignment or sublease. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease together with all information required to be included in the Tenant's Notice, Landlord shall have the option to:

            Cancel the Lease with respect to the portion of the Premises proposed to be assigned or sublet; or

            (a) Consent to the proposed assignment or sublease, in which event, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration therefor or any payment incident thereto) for the space assigned or sublet exceeds the Rent payable under this Lease for such space, Tenant shall be bound and obligated to pay to Landlord within ten
      (10) days following receipt all net process of such subletting or assignment, which shall be calculated as fifty percent (50%) of the difference of the amounts received including any bonuses and other considerations less the amount of the Rent payable under this Lease and the reasonable expenses of leasing have been previously agreed upon by Landlord and Tenant; or

            (b) Refuse its consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that may be acceptable to Landlord. This option (b) shall be deemed to be elected unless Landlord gives Tenant written notice providing otherwise.

      9.03 CONTINUING LIABILITY. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder. Any collection by Landlord from any assignee or sublessee or any other party on behalf of Tenant's account shall not be construed to constitute a novation or a release of Tenant from further performance of its obligations under this Lease.

      9.04 CONSENT. Any consent by Landlord to any transaction contemplated by this ARTICLE 9 must be in writing signed by the Landlord and shall contain such provisions as Landlord may specify.

      9.05 SUBSEQUENT TRANSACTIONS. Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Premises to anyone other than Tenant without the prior written permission of Landlord, Landlord may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessione or licensee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or applicable thereof by Landlord shall be deemed a waiver of the rights of Landlord under this ARTICLE 9 or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

                                  ARTICLE 10

                               BUILDING SERVICES

      10.01 BUILDING STANDARD SERVICES. Provided Tenant is not in default under this Lease, Landlord shall cause to be provided to the Premises, subject to the conditions set forth in this ARTICLE, the following "BUILDING STANDARD SERVICES":

            (a) Hot and cold water for drinking and lavatory purposes at those points of supply provided for the general use of tenants of the Building.

            (b) Heating and air-conditioning, in season and at such temperatures and in such amounts as Landlord deems necessary during Standard Building Hours, subject to any governmental requirements or standards which are or may become applicable.

            (c) Janitorial services as outlined on attached EXHIBIT "D", Monday through Friday, holidays excepted.

            (d) Automatic, nonexclusive, passenger elevator service twenty-four
      (24) hours per day, and nonexclusive freight elevator service during Building Standard Hours.

            (e) Electrical facilities to furnish sufficient power for Building Standard lighting, as described in the Work Letter, and typewriters, voice writers, personal computers calculating machines, photocopying machines and other machines of similar low electrical consumption; but not including electricity required for electronic equipment (whether listed above or not) which (singly) consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 110 volts single phase. If Tenant installs any electrical equipment which requires additional electrical or air-conditioning capacity, then Tenant shall bear the entire cost of installing and operating such additional electrical or air-conditioning service.

            (f) Replacement of all bulbs and ballasts in all Building Standard light fixtures.

            (g) Security for the Building, the extent and nature of which shall be determined by Landlord and may be modified from time to time but never less than currently provided by the Building. Tenant hereby waives any and all claims that may arise against Landlord for damages or injuries occasioned or alleged to be occasioned by a failure of the security system.

      10.02 ADDITIONAL SERVICES. On Tenant's written request and at Tenant's expense, Landlord shall make available to Tenant, after-hours heat or air-conditioning and shall inform Tenant of those standards and charges as determined from time to time. The Building Standard Hours are set forth in the Building Rules and Regulations, which are attached as EXHIBIT "E" and may change from time to time upon written notice by Landlord; PROVIDED, HOWEVER, that such changes are generally consistent with the standards in other first-class office buildings in the central business district of Houston, Texas.

      If Tenant should require services not specified herein or services specified herein in quantities or at times not specified herein, and Landlord elects to provide such services, Tenant shall pay Landlord upon demand, as Additional Rent, the cost of such service, including a ten percent (10%) administrative fee.

      10.03 COMMON AREA SERVICES. Landlord shall cause the Building Common Areas, including its public lobbies and special service areas, to be cleaned, lighted and heated or air-conditioned as Landlord in its judgment deems necessary.

      10.04 INTERRUPTION OF SERVICES. Landlord shall use reasonable diligence to restore any failure or defect in the supply or character of Building Standard Services and Common Area Services but Landlord shall not otherwise be liable to Tenant for any such failure or defect and no such failure or defect shall be construed as an eviction of Tenant nor shall such entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord, nor shall Landlord be in breach or default under this Lease if Landlord uses reasonable diligence to restore any such failure or defect after Landlord receives written notice thereof.

      Notwithstanding the foregoing, but subject to the casualty and condemnation provisions of ARTICLES 14 AND 15, which shall supersede the provisions of this ARTICLE 10.04, in the event any of the essential Building Services (which shall mean the services set forth in ARTICLES 10.01(B), (D) AND
(E) are interrupted (unless due in whole or in part to a general curtailment of services in downtown Houston, Texas caused by any governmental body, public utility, or utility franchise) and such cessation continues uninterrupted for ten (10) business days, then unless the cessation was caused by reason of the gross negligence or willful misconduct of Tenant or Tenant's employees or agents, Tenant shall be entitled to an equitable abatement of rent and additional rent based upon the extent to which Tenant is unable to use the Premises to substantially the same extent and for substantially the same purposes that Tenant used the Premises prior to the cessation, until (i) the date the cessation is corrected or (ii) the date Tenant reoccupies the Premises, whichever occurs earlier. In any event, the 10-day period shall be extended on a day-by-day basis for any days in which delay are attributable to Tenant, Tenant's employees or agents, or force majeure.

      10.05 MODIFICATIONS OF SERVICES. Landlord reserves the nondiscriminatory modifications to the Building Standard Services; PROVIDED, HOWEVER, that the modified services shall be generally consistent with standard building services provided in other first-class office buildings in the central business district of Houston, Texas.

                                  ARTICLE 11

                         ALTERATION, REPAIRS AND LIENS

      11.01 CHANGES IN BUILDING. Landlord shall have the right at any time to change the arrangement, location and/or size of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and upon giving Tenant notice thereof, to change the name, number or designation by which the Building is known.

      11.02 ALTERATION BY TENANT. Tenant shall make no alterations, installations, additions, or improvements in or to the Premises without Landlord's prior written consent which shall not be unreasonably withheld and to the extent permitted the same shall be made at Tenant's sole cost and expense. Tenant shall indemnify and forever hold harmless the Landlord against any and all claims, liabilities, damages or causes of action arising out of the performance of any such work. All alterations, installations, additions, or improvements made to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises.

      Any such work performed by Tenant shall be performed so as not to alter the exterior appearance of the Building, or adversely affect the structure or safety of systems or services of the Building, and shall comply with all building, safety, fire, and other codes and governmental and insurance requirements, and shall be performed so as not to result in any excess usage of Building Standard Services (either during or after such work) without prior written permission of Landlord.

      From and after the Commencement Date, Tenant shall cause the Premises to be in compliance with all existing requirements of and regulations issued under the Disability Acts (as herein defined) for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations arising under the Disability Acts or Tenant's employer-employee obligations; (iii) obligations arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business, or its employees, or Tenant's business operations that triggers an obligation under the Disability Act of 1990, 42 U.S.C. ss.ss. 12101-12213, and the Architectural Barriers Act, Tex. Rev. Civ. Stat. Ann. art. 9102, as amended from time to time, and interpretations or regulations related thereto.

      11.03 REMOVAL. Subject to lien rights in favor of Landlord, Tenant agrees to remove all of its trade fixtures and personal property ("TENANT'S PROPERTY") on or before the date of expiration or termination of the Term, and shall promptly reimburse Landlord for the estimated cost of repairing all damage done to the Premises or the Building by such removal and by restoring the Premises affected by such removal to an architectural whole. Unless Tenant has made prior arrangements with Landlord and Landlord has agreed in writing to permit Tenant to leave any of Tenant's Property in the Premises for an agreed period, if Tenant does not remove such property prior to such termination, then, in addition to its other remedies at law or in equity, Landlord shall have the right to remove and store all remaining items of Tenant's Property and all damage to the Premises or Building resulting therefrom repaired at the cost of Tenant or treat such items of Tenant's Property as being abandoned thereby vesting ownership in Landlord upon termination of this Lease, and Tenant shall not have any further right with respect thereto or reimbursement therefor.

      11.04 MAINTENANCE AND REPAIR BY TENANT. Tenant shall maintain the Premises and all fixtures and appurtenances therein, including all Leasehold Improvements in good order and repair. Any waste, damage or destruction to or on any portion of the Premises shall be repaired or replaced by Tenant excepting normal wear and tear. In addition, any waste, damage or destruction to the Building, the appurtenances or fixtures therein, or any other property located in or about the Building, including that of any other tenant, and caused by or resulting from the act, omission, or neglect of Tenant or Tenant's employees, servants, agents, invitees, assignees or subtenants, shall be repaired or replaced by Tenant. The liability of the Tenant under this Article shall not be restricted to limits of insurance required to be carried under the terms of this Lease. Any injury or damage described in this Article 11.04 shall be repaired by Tenant within twenty
(20) days after written notice from Landlord. In the event Tenant has failed to complete the repair or restoration within the twenty day period, Landlord, at Landlord's option, may repair or replace any or all of such damage pursuant to
ARTICLE 11.05. All insurance proceeds from the policies required under ARTICLE
13.01 shall be used for the repair or restoration required by this ARTICLE
11.04.

      11.05 REPAIRS BY LANDLORD/LIMITATION OF LIABILITY. Landlord shall provide for the maintenance of the public portions of the Building. Except to the extent required by ARTICLE 14, Landlord shall not be required to make any improvements or repairs of any kind or character upon or in the Premises, except repairs to the exterior walls, windows, roof and other structural elements and the equipment of the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary or for damages done by other tenants or unauthorized persons on the Premises. In the event Tenant has failed to fulfill its duty to repair pursuant to ARTICLE 11.04, after written notice, Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Building or any part thereof caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors and Tenant shall pay the cost thereof, which shall include Landlord's administrative fee of fifteen percent (15%), upon demand by Landlord.

      11.06 TENANT LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not within ten (10) days following the imposition of any such lien cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all the remedies provided herein, and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay, on demand, an equivalent amount as Rent. No work which Landlord permits Tenant to perform in the Premises shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's, materialmen's or other liens shall be allowed against the estate of Landlord by reason of its consent to such work.

                                  ARTICLE 12

                                 LATE PAYMENTS

      12.01 LATE PAYMENTS. All late payments of Rent or other amounts or any portion there of by Tenant shall bear interest from the date due until paid at the rate of (i) twelve percent (12%) per annum or (ii) the maximum contract rate of interest that Landlord may collect from Tenant under applicable law from time to time, whichever is less.

                                  ARTICLE 13

                                   INSURANCE

      13.01 TENANT'S INSURANCE. Tenant covenants and agrees that at all times during the Term, Tenant shall carry and maintain, at its sole cost and expense, insurance as follows:

            (a) General Public Liability Insurance that covers the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, containing a broad form contractual liability endorsement insurance Tenant's obligations under the indemnities made by Tenant under this Lease with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence, or such greater amounts as Landlord may reasonably require.

            (b) All-Risk fire and extended coverage property insurance covering all Leasehold Improvements and non-standard heating, ventilating and air-conditioning equipment, installed by reason of Leasehold Improvements; fixtures installed by or at the expense of Tenant; and all personal property (including any fixtures and equipment) in, on or upon the Premises, in an amount not less than 80% of the full replacement cost thereof and containing the waiver of subrogation required in ARTICLE 13.04.

      The foregoing policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall name Landlord as an additional insured as its respective interest may appear, and, except for worker's compensation coverage, shall provide that any loss shall be payable to Landlord and Tenant as their respective interests may appear. All insurance shall be placed with companies which are reasonably acceptable to Landlord and licensed to do business in the state in which the Building is located and written as primary policies with annual deductibles not to exceed Ten Thousand Dollars ($10,000), with any other policies serving as excess coverage. Tenant shall (i) provide to Landlord prior to the Commitment Date and (ii) maintain with Landlord throughout the Term of this Lease, certificates of insurance showing the foregoing coverages, naming Landlord as a loss payee as its interest may appear, and containing a provision that such policies will not be canceled or modified without the endeavor to provide Landlord with thirty (30) days prior written notice. One time per year, Tenant agrees to permit Landlord, at a reasonable time to inspect the policies of insurance required herein.

      13.02 LANDLORD'S INSURANCE. Landlord shall, at all times during the Term, maintain in effect a policy or policies of insurance covering the Building (excluding property required to be insured by Tenant) in such amounts as Landlord may from time to time determine, providing protection against perils included within the All Risk Property Policy together with such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

      Any insurance provided for in this ARTICLE 13.02 may be effected by a policy or policies of blanket insurance, covering additional items or locations or assureds, provided that the requirements of this Article are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord nor shall Tenant by reason of payment of its pro rata share of Landlord's premium for such insurance, as part of Additional Rent, be entitled to be a named insured under any policy maintained by Landlord.

      13.03 INCREASED PREMIUMS. Tenant shall not knowingly do nor permit to be done any act or thing which increases the rate of insurance for the Building, any part thereof, or any property or equipment located therein or thereon. In addition to Landlord's rights and remedies, in the event of a breach of Tenant under this ARTICLE 13.03, Tenant shall reimburse Landlord after receiving written proof upon demand for any increased premiums.

      13.04 WAIVER OF SUBROGATION. Notwithstanding any provision in this Lease to the contrary, each party hereto ("FIRST PARTY") hereby waives any and every claim which arises or may arise in favor and against the other party hereto ("SECOND PARTY") during the Term, for any and all loss of, or damage to, any of the First Party's property, which loss or damage is or could have been covered by an All-Risk Property Policy. Each party hereto agrees to maintain coverage of all risks that can be covered by an All-Risk Property Policy. The foregoing shall not modify the parties' obligations under

ARTICLES 11.04, 13.01(A), 13.05 AND 19.07 to repair damage or destruction to the Premises caused by any party other than Landlord, nor the First Party's liability to any third party, including other tenants in the Building. Said waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any losses or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give such insurance company which has issued to it policies of property insurance written notice of the terms of said mutual waivers, and have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

      13.05 INDEMNITY. Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant (respectively called the "FIRST PARTY") each assumes responsibility and liability for their respective employees, agents, servants, invitees, guests, contractors, officers, directors, partners, venturers, and other related persons ("WORKERS") and the respective property and the property of their respective Workers ("PROPERTY"). The First Party waives any and every claim against the other party and its Workers ("OTHER PARTY") for any and all actual, incidental, and consequential damages, loss of profits, and business interruption, to the First Party or its Workers, and for any and all damages to the Property of the First Party or its Workers, and for any death or injury to the First Party or its Workers. Further, the First Party shall indemnify and hold harmless the Other Party from and against any and all liabilities, claims, costs (including, but not limited to court costs , attorneys' fees, and costs of investigation), and actions of any kind arising or alleged to arise by reason of injury to or death of the First Party or any of its Workers or damage to or loss of Property of the First Party or its Workers, occurring on, in, or about the Building, caused by any nature whatsoever or any person or party (including other tenants in the Building), or occasioned or alleged to be occasioned in whole or part by any acct or omission on the part of the Other Party, including the negligence of the Other Party, or by breach, violation, or nonperformance of any covenant of the Other Party under this Lease. If any action or proceeding shall be brought by or against the Other Party in connection with any such liability or claim, the First Party, on notice from the Other Party, shall defend such action or proceeding, at the First Party's sole cost and expense, by or through attorneys, reasonably satisfactory to the Other Party. The provisions of this ARTICLE 13.05 shall apply to all activities of both parties with respect to the Building, whether occurring before, during, or after the Term of this Lease. The First Party's obligations under this ARTICLE 13.05 shall not be limited to the limits of coverage of insurance maintained or required to be maintained by that party under this Lease. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give such insurance company which has issued to it policies of insurance written notice of the terms of said mutual waivers, and have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

                                  ARTICLE 14

                                   CASUALTY

      14.01 FIRE OR OTHER CASUALTY. If the Premises or the Building is damaged or destroyed in whole or in part by fire or other casualty at any time during the term of this Lease and if after the damage or destruction Tenant is not able to use the portion of the Premises not damaged or destroyed to substantially the same extent and for substantially the same purposes as Tenant used the Premises prior thereto, then within thirty (30) days after delivery to Landlord by Tenant of written notice describing in reasonable detail such damage or destruction, Landlord shall give Tenant a written notice setting forth Landlord's election either (i) to terminate this Lease, or (ii) to restore or replace the damaged or destroyed portion to substantially the same condition that existed immediately prior to such damage or destruction. If Landlord does not elect in writing to proceed under the foregoing subsection (ii), it shall be deemed that it has elected to terminate this Lease pursuant to the foregoing subsection (i). If such damage or destruction occurs, then, unless such damage or destruction is the result of the gross negligence or willful misconduct of Tenant, after such damage or destruction the Rent shall be abated proportionately to the extent that Tenant is unable to use the portion of the Premises damaged or destroyed to substantially the same extent and for substantially the same purposes as Tenant used the Premises prior thereto. Landlord shall not be liable to Tenant for any injury or inconvenience to Tenant or its business resulting from the above damage or repair thereof except for the above rent abatement (if any). If Landlord elects to restore or replace the damaged or destroyed portions of the Premises or Building, this Lease shall continue in full force and effect in accordance with the terms hereof except for the rent abatement referred to above (if applicable) and such restoration or replacement shall be made within one hundred eighty (180) days, subject to delays attributable to force majeure, as set forth in ARTICLE 19.15. If Landlord elects to terminate this Lease, this Lease shall terminate on the last day of the month next following the end of the thirty (30) day period referred to above.

      In the event of a major casualty, Tenant, unless such major casualty is the result of the gross negligence or willful misconduct of Tenant, shall have the right, but not the obligation, to terminate this Lease if the repair and restoration of the damaged or destroyed portion of the Premises reasonably cannot be completed within one hundred eighty (180) days following Landlord's notice of intent to repair and restore, which right shall be deemed waived unless exercised in writing by Tenant within ten (10) days following Tenant's receipt of such notice.

      14.02 CASUALTY CAUSED BY TENANT. If the Building or the Premises shall be damaged by fire or other casualty resulting from the gross negligence or willful misconduct of Tenant, or the agents, employees, licensees or invitees of Tenant (except that which is the subject of a waiver of subrogation rights under ARTICLE 13.04), such damage shall be repaired or replaced at Tenant's sole cost and expense. if such casualty is the result of the gross negligence or willful misconduct of Tenant, Rent shall in any case continue without abatement.

                                  ARTICLE 15

                                 CONDEMNATION

      15.01 CONDEMNATION. If all or any part of or interest in the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date Tenant is deprived of possession thereby. If only a part of or interest in the Premises or a substantial portion of the Building is so taken, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the date of taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises or Building taken shall be of such extent and nature as to substantially handicap, impede or impair Tenant's use of the Premises or the balance of the Premises remaining. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent and awards with respect thereto, including any award for the value of any unexpired Term of the Lease, but excepting any award specified by the condemning authority for any property that Tenant has the right to remove upon expiration of this Lease. Tenant shall have no claim against Landlord for the value of any unexpired Term. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Rent thereafter to be paid shall be equitably reduced.

                                  ARTICLE 16

                                     ENTRY

      16.01 ENTRY. Landlord, its agents, employees, and representatives shall have the right to enter the Premises at any time upon reasonable notice to Tenant under the circumstances (such notice may be oral and not in compliance with ARTICLE 19.09, and no notice shall be required in the case of routine maintenance or any emergency) for any purpose which Landlord may reasonably deem necessary for the operation and maintenance of the Building, or the alteration, improvement or repair of the Premises, or any adjoining space, or to exhibit the Premises to prospective purchasers, mortgagees, or tenants, or to determine if Tenant is performing its obligations hereunder, or to cure any defaults by Tenant, or to remove from the Premises any improvements placed thereon or property placed therein in violation of this Lease. Landlord may do any of the foregoing without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed , provided the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises, except Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open any doors in an emergency without liability therefor.

                                  ARTICLE 17

                 SUBORDINATION, ATTORNMENT AND QUIET ENJOYMENT

      17.01 SUBORDINATION. The rights and interests of Tenant under this Lease and in and to the Premises shall be subject and subordinate to any lease wherein Landlord is the tenant or lessee (whether by sale/leaseback or otherwise), and to the lien of all deeds of trust, mortgages, and other security instruments and to all renewals, modifications, consolidations, replacements and extensions thereof (said leases, deeds of trust and other documents being collectively called "SECURITY DOCUMENTS") heretofore or hereafter executed by Landlord covering the Premises, the Building, or any parts thereof or interest therein to the same extent as if the Security Documents had been executed, delivered and recorded prior to the execution of this Lease. Tenant agrees, however, that the holder of or lessor under any of the Security Documents may at its option, unilaterally elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to such party, such Security Documents to this Lease. In such case, Tenant agrees to execute promptly and deliver to Landlord or such party any such subordination instrument or instruments reasonably requested by such party.

      17.02 ATTORNMENT. If a lease constituting a Security Document is terminated or mortgage constituting a Security Document is foreclosed, as the case may be, this Lease (at the option of the Landlord under such lease or the purchaser at such foreclosure sale, as the case may be) shall not terminate or be terminable by Tenant by reason of such termination or foreclosure and Tenant shall (if requested to do so) attorn to the landlord under such lease or the purchaser at such foreclosure sale, as the case may be.

      17.03 RIGHTS/SECURITY DOCUMENTS. After delivery to Tenant of a notice from Landlord that it has entered into one or more Security Documents, then during the term of such Security Documents, Tenant shall deliver to the holder or holders (which term shall include "LESSORS") of all Security Documents a copy of all notices to Landlord and shall grant to such holder or holders the right to cure all defaults, if any, of Landlord hereunder within the same time period provided in this Lease for curing such defaults by Landlord and for an additional twenty (20) day period after the expiration of the time period provided in this Lease for Landlord to cure such default and, except with prior written consent of the holder of the Security Documents, shall not (i) amend this Lease, (ii) surrender or terminate this Lease except pursuant to a right to terminate expressly set forth in this Lease, or (iii) pay any Rent more than one month in advance or pay a Rent or other amounts payable hereunder other than in strict accordance with the terms hereof.

      17.04 MODIFICATIONS TO LEASE. If, in connection with financing or refinancing for the Building or with any ground or underlying lease, the lender, Landlord, or financier shall request reasonable modifications in this Lease, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises or Building.

      17.05 LANDLORD AS ATTORNEY-IN-FACT. The provisions of this ARTICLE 17 shall be self-operative and shall not require further agreement by Tenant. Tenant agrees, however, that, upon the request of Landlord, or any such lessor, mortgagee or trustee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this ARTICLE 17, and in the event Tenant fails to do so within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, complete with an interest, in its name, place and stead so to sign and deliver such instruments as if the same had been signed and delivered by Tenant.

      17.06 QUIET ENJOYMENT. Tenant, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term, subject to the aforesaid underlying leases and mortgages, all applicable laws and other governmental and legal requirements, applicable insurance requirements and regulations, and the provisions of this Lease.

                                  ARTICLE 18

                                    DEFAULT

      18.01 EVENT OF DEFAULT. If any of the following events occurs, each shall constitute a material "DEFAULT" by Tenant (as used in this ARTICLE 18.01 only, Tenant shall mean "TENANT" as defined above, and/or any general partner of Tenant, and/or any stockholder owning more than 50% of Tenant, or any guarantor of Tenant's obligations hereunder):

            (a) The failure of Tenant to pay the Rent or any part thereof or any other sums due hereunder or under documents executed in connection herewith when due; PROVIDED, HOWEVER, in the event Tenant makes such payment within five (5) days following the due date and Tenant has not been late in the payment of any sums due to Landlord more than one (1) time in the preceding twelve (12) month period, Landlord agrees to waive such late payment as a Default;

            (b) The entry of a decree or order by a court having jurisdiction adjudging Tenant to be bankrupt or insolvent or approving as properly filed a petition seeking reorganization of Tenant under the Bankruptcy Code, or any other similar applicable Federal or State law, or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or a trustee or assignee in bankruptcy or insolvency of Tenant or its property or for the winding up or liquidation of its affairs; or Tenant shall institute proceedings to be adjudicated a voluntary bankruptcy or shall file or consent to the filing of any bankruptcy, reorganization, receivership or other proceeding for or against Tenant, or any such proceedings shall be instituted against Tenant and the same shall not be vacated within thirty (30) days after the same are commenced; or Tenant shall make an assignment for the benefit of Tenant's creditors or Tenant shall fail to pay Tenant's debts as they become due; or Tenant shall admit in writing Tenant's liability to pay the debts of Tenant generally as they may become due; or Tenant shall become insolvent; or

            (c) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent or other sums due hereunder or under documents executed in connection therewith); or

            (d) Tenant shall vacate or abandon the Premises or any significant portion thereof which shall mean that Tenant is absent from the Premises or any significant portion thereof for ten (10) consecutive days; or

            (e) Tenant shall fail to take possession of the Premises within twenty (20) days following the Commencement Date, provided, Landlord had notified Tenant that the same are ready for occupancy; or

            (f) The sale or attempted sale under execution or other legal process of the Tenant's interest in the Lease; or

            (g) The failure by Tenant to discharge or stay execution on any judgment against Tenant within thirty (30) days after such judgment becomes final.

      18.02 RIGHTS UPON DEFAULT. If a Default occurs, then Landlord at any time thereafter, without waiving any other rights available to Landlord herein, at law or in equity, may either terminate this Lease or terminate Tenant's rights to possession without terminating this Lease, whichever Landlord elects. In either event, Landlord may, without additional notice and with or without court proceedings, reenter and repossess the Premises, and remove all persons and property therefrom using such force as is necessary, and Tenant hereby waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration and agrees to indemnify and hold harmless Landlord from any such claims. Unless Landlord specifically in writing terminates this Lease, the same shall be deemed to be a termination of Tenant's right to possession without a termination of this Lease.

      If Landlord elects to terminate this Lease, it may treat the Default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (i) the cost of recovering, relenting, and remodeling the Premises to Building Standard condition, (ii) all unpaid Rent and other amounts earned or due through such termination, plus (iii) any other remedies at law or in equity available to Landlord.

      If Landlord elects to terminate Tenant's rights to possession of the Premises without terminating the Lease, Landlord may do any one or more of the following:

            (a) recover from Tenant the costs of recovering, remodeling and (if applicable) rerenting the Premises;

            (b) recover from Tenant all unpaid Rent and other amounts earned or due through such termination;

            (c) recover from Tenant all Rent and other amounts as the same becomes due and owing pursuant to the terms hereof;

            (d) accelerate and cause to become immediately due and payable all Rent and other amounts due and/or likely to be due hereunder and recover from Tenant the present value thereof; such present value to be based upon a six percent (6%) per year discount rate;

            (e) rent the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and other conditions as Landlord deems appropriate, and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord from such rerenting, being the gross amount so received by Landlord less the costs of repossession, rerenting, remodeling, and other expenses incurred by Landlord. Such sum or sums shall be paid by Tenant in monthly installments on the first days of each month of the Term. Tenant agrees that Landlord may file suit to recover any sums due under the terms hereof and that no recovery of any portion due Landlord shall be defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In no case shall Landlord be required to relent the Premises or to collect the rental due under such rerenting and in event shall Tenant be entitled to any excess rents received by landlord; and

            (f) pursue any other remedies at law or in equity available to Landlord.

      If Landlord elects to terminate Tenant's rights to possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease, whereupon the foregoing provisions with respect to termination of this Lease will thereafter apply. All rights and remedies of Landlord shall be cumulative and not exclusive of any remedies provided by law, and Landlord shall be entitled simultaneously to pursue multiple or alternative remedies, at any time to abandon pursuit of any remedy, and at any time to pursue additional remedies. All of the foregoing remedies may be exercised without grace, notice or demand of any kind, which Tenant hereby waives. Tenant agrees that all of the foregoing remedies provide just and reasonable compensation to the Landlord for a Default, and are a reasonable method of determining damages to Landlord which are unascertainable as of the date hereof. Tenant acknowledges and agrees that in connection with this Lease, Landlord has expended and will continue to expend sums of money for Tenant's lease inducements, (E.G., expenses, such as construction costs, allowances, and fees), for which Landlord has agreed to accept payments over all or a portion of the initial Term of the Lease. Notwithstanding its designation as Rent, Tenant acknowledges and agrees that the cost of such sums, plus interest at the rate of twelve percent (12%) per annum amortized over the initial Term of the Lease, constitute an obligation of Tenant separate and apart from the consideration for the Premises, and that upon a Default, the unamortized portion thereof shall become immediately due and owing; it being the intent of the parties that the foregoing constitutes a proper characterization of the components of Rent and do not constitute additional rent.

      18.03 COSTS. If a Default occurs, or if either party brings any action to enforce any provision of this Lease, then the nonprevailing party shall reimburse the prevailing party on demand for all costs reasonably incurred by the prevailing party in connection with such enforcement, including, but not limited to, reasonable attorney's fees, court costs, and related costs.

      18.04 DEFAULTS BY LANDLORD. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty
(30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same).

      18.05 NON-WAIVER. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act or omission that would have originally constituted a violation. The receipt by Landlord of Rent with or without knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach (except a breach of Tenant's obligation to pay such Rent as Landlord shall have actually received), shall not reinstate this Lease or Tenant's right of possession if either or both have been terminated, and shall not otherwise affect any notice, election, action, or suit by Landlord; and any such waiver shall not be construed as a waiver of any other or future default by Tenant. No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid, unless expressed and in writing signed by Landlord.

                                  ARTICLE 19

                           MISCELLANEOUS PROVISIONS

      19.01 AMENDMENT. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release, or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the parties to be bound thereby.

      19.02 SEVERABILITY. If any term or provision of this Lease shall, to any extent be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby. In addition, to the extent possible any such term or provision shall be deemed modified so that the intention of the parties is maintained to the extent permitted by applicable law. Each obligation of Landlord hereunder shall be construed as a separate and independent covenant, and not as a condition to the performance by Tenant of its obligations hereunder.

      19.03 ESTOPPEL LETTERS. Tenant shall at any time and from time to time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder (or specifying such defaults if any are claimed), and such other matters as Landlord may reasonably request. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or existing or future lienholder of all or any portion of the real property of which the Premises is a part or by any other person to whom it is delivered. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance and that the dates through which rental and other charges have been paid, as represented by the Landlord, are true and accurate.

      19.04 LANDLORD'S LIABILITY. Tenant specifically agrees to look solely to the then current Landlord's interest in the Building for the recovery of any judgment against Landlord relating to this Lease, it being agreed that Landlord shall never be personally liable for any such judgment beyond such matters. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinabove expressly provided; however, that such shall not limit Tenant's right to injunctive or other relief that does not involve Landlord's payment of money to Tenant out of assets other than the then current Landlord's interest in the Building.

      19.05 HOLDOVER. If Tenant or any party claiming under Tenant shall remain in possession of the Premises after the expiration or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-sufferance, terminable at any time, and shall pay Rent at double the rental rate of the most recent Rent due prior to such termination or expiration, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Additionally, Tenant shall pay to Landlord all damages sustained by Landlord on account of such holding over by Tenant. No holding over by Tenant, whether with or without consent of landlord, shall operate to extend this Lease.

      19.06 TAXES ON TENANT'S PROPERTY. Tenant upon written notice shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by tenant in or about the Premises.

      19.07 SURRENDER. Upon the expiration or earlier termination of the Term, or upon the exercise by Landlord of its rights to enter the Premises without terminating this Lease, Tenant shall peaceably quit and surrender the Premises, including all Leasehold Improvements and other fixtures and appurtenances made part of the Premises, all in good order and condition, except ordinary wear and tear resulting from normal use, and further subject to ARTICLE 11.02. All obligations of Tenant for the period of time prior to the expiration or earlier termination of the Term shall survive such expiration or termination. All indemnity agreements and hold harmless agreements contained herein shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall, at the option of Landlord, execute a Release of Lease and Waiver of Claim, in recordable form, containing Tenant's release of all of his interests in the Premises.

      19.08 SUCCESSORS AND PARTIES. Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and assigns of the parties hereto. The term "LANDLORD", as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this lease are concerned, shall mean only the owner of the Building or the entity with the right of possession of the Building, as a master lessee or otherwise, at the time in question. If Tenant is composed of more than one party, then all such parties shall be jointly and severally liable.

      19.09 NOTICE. Except as otherwise herein provided, any statement, notice, or other communication which Landlord or Tenant may desire or be required to give to the other shall be in writing and shall be deemed sufficiently given or rendered if (a) received by the other or (b) sent by registered or certified mail with postage prepaid and addressed to the appropriate address given in ITEM B OF THE BASIC LEASE PROVISION or at such other address as the other shall designate by prior written notice, and such notice shall be effective upon the earlier of four (4) days after the same is mailed as herein provided or on the date when the same is received or (c) delivered to the Premises.

      19.10 RULES AND REGULATIONS. Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth in attached EXHIBIT "E" and shall abide by and conform to such further rules, regulations and modifications as Landlord may from time to time reasonably make or adopt after Tenant receives a copy thereof. All changes shall be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

      19.11 CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference only and they in no way define, limit, or describe the scope of this Lease or the intent of any provisions hereof.

      19.12 NUMBER AND GENDER. All genders used in this Lease shall include the other genders, the singular shall include the plural, and plural shall include the singular, whenever and as often as may be appropriate.

      19.13 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas, including applicable federal law.

      19.14 DISCRIMINATORY SCHOOL. Under no circumstances shall Tenant operate, on the Premises, as school which discriminates on the basis of race, color, creed or national origin.

      19.15 FORCE MAJEURE. If, by reason of inability reasonably to obtain and utilize labor, materials, equipment, or supplies; or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency or acts of public enemies or terrorists; any laws, rules, orders, regulations, action, inaction, or requirements of any kind of government of the United States or of the State or of any of their departments, agencies, officials or civil, military or governmental authority, or subdivisions thereof now or hereafter in force; epidemics; weather; strikes, lockouts, or other industrial disturbances; insurrections; civil disturbances; arrests, restraints of government and people; explosions; breakage or accident to machinery and transmission lines or pipes; or partial or entire failure of utility services; accidents in, damage to, or the making of repairs, replacements, or improvements to the Building or the Premises, or any of the equipment of either; or any other cause beyond the reasonable control of either party and such party shall be unable to perform or shall be delayed in the performance of any obligation hereunder (except for Tenant's obligation to pay Rent or any other sums due to Landlord), then this Lease and the obligation of Tenant to pay the Base Rent or additional items of Rent and the obligations of the other party to perform and comply with all of the other covenants and agreements hereunder shall in no way be affected or impaired, and such nonperformance or delay in performance (except for Tenant's failure to pay Rent and other sums due under this Lease in a timely manner) shall not constitute a breach or default by Landlord under this Lease nor give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise. Each party shall exercise due diligence in undertaking to remedy such inability to perform or delay in performance with all reasonable dispatch, but shall not be required to adjust a labor dispute against its will.

      19.16 USE OF NAME. The name of the Building throughout the Term shall be "1600 SMITH STREET BUILDING". Tenant shall not, except to designate Tenant's business address, use the name or mark "1600 SMITH STREET BUILDING" for any purpose whatsoever. Landlord shall have the right to change the name of the Building.

      19.17 BROKER. Landlord and Tenant each represent and warrant that it has dealt with, and only with, the Brokers identified in ITEM 7 OF THE BASIC LEASE PROVISIONS in connection with this Lease and that no other broker negotiated this Lease or is entitled to any commission in connection with this Lease, by through or under it. Each party shall indemnify and hold harmless the other party from and against all claims (and costs of defending against and investigating such claims including reasonable attorney's fees) of any other broker (or similar parties) claiming by, through or under it in connection with this Lease.

      19.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

      19.19 COMMON FACILITIES. Tenant shall have the nonexclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and serviceways and other common facilities in and adjacent to the Building, subject to such rules and regulations as may be adopted by the Landlord.

      19.20 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

      19.21 TIME. TIME IS OF THE ESSENCE IN THIS LEASE AND IN EACH AND ALL OF THE PROVISIONS HEREOF.

      19.22 AUTHORITY. If Tenant executes this Lease as a corporation, partnership or other artificial entity, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in Texas, that said entity has full right and authority to enter into this Lease, and that each person signing on behalf of said entity was authorized to do so.

      19.23 RECORDING. This Lease shall not be recorded, however, Landlord shall have the right to record a short form or memorandum thereof, at Landlord's expense, at any time during the term hereof.

      19.24 FINANCIAL STATEMENTS. Tenant shall deliver to landlord within ninety
(90) days following the Effective Date and following the end of each calendar year during the Term of this Lease, financial statements of Tenant, each of which are certified that such financial statement correctly and accurately sets forth the financial position of Tenant as of the Effective Date or the end of the calendar year in question, as the case may be.

      19.25 LENDER APPROVAL. Tenant acknowledges and agrees that this Lease is subject to the approval of Citicorp Real Estate, Inc. and Landlord agrees to notify Tenant of such approval within five (5) days following Landlord's receipt thereof.

      19.26 ENTIRE AGREEMENT. This Lease, including attached EXHIBITS "A" THROUGH "F" (which Exhibits are incorporated in and shall constitute a portion of this Lease for all purposes), contains the entire agreement between Landlord and Tenant with regard to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties or promises with respect to the Building, the Premises, Landlord services, or any other matters pertaining to the agreement between Landlord and Tenant which are not contained herein.

      19.27 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. It is the intent of Landlord and Tenant to waive all of the provisions (other than Section 17.555) of the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA") as such provisions are or may be applicable to this Lease and the transaction evidenced hereby. Accordingly, Landlord and Tenant hereby represent and agree as follows:

            (a) Tenant represents to Landlord that with respect to this Lease, Tenant is a business consumer as that term is used in the DTPA (i.e. Tenant is an individual, partnership or corporation who seeks or acquires by purchase or lease, any goods or services for commercial or business use).

            (b) Landlord and Tenant agree that the total consideration paid or to be paid by Tenant over the term of this Lease exceeds $500,000.00, failing which this part (b) shall be deemed deleted.

            (c) Tenant represents to Landlord that Tenant has assets of $5 million or more according to the most recent financial statement of Tenant prepared in accordance with generally accepted accounting principles, failing which Tenant shall have its legal counsel sign this Lease in the space provided on the signature page hereof. Tenant further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction.

            (d) Landlord and Tenant hereby agree, for themselves, their agents, property managers, brokers and contractors and their respective heirs, personal representatives, successors and assigns, that all of the provisions of the DTPA (except for Section 17.555 thereof) which are or may be applicable to this Lease and the transaction evidenced hereby are hereby WAIVED, including specifically without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of the other party or their agents, property managers or brokers or their respective heirs, personal representatives or assigns in connection with this Lease and/or the transaction evidenced hereby, regardless of whether such acts or practices occurred before or after the execution of this Lease. The provisions of this Section 19.28 shall survive the execution and any termination of this Lease. IF PART (b) ABOVE IS DEEMED DELETED, THIS SECTION 19.28 SHALL NOT BE APPLICABLE AND SHALL BE WITHOUT FORCE OR EFFECT.

      IN WITNESS WHEREOF, this Lease is hereby executed as of the Effective
Date.

"LANDLORD"                                "TENANT"

1600 SMITH STREET VENTURE                 TEXOIL, INC., a Texas corporation
By:   Cullen Center, Inc.,
      A Venturer


BY    /S/ PAUL D. TILLEY                  BY   /S/ JOHN L. GRAVES
      PAUL D. TILLEY, President           Name: John L. Graves
                                          Its:   President

By:   Cullen Property Management
      Corporation, a Venturer
                                          Attorney for Tenant if Required
                            Pursuant to Section 19.28
BY    /S/ PAUL D. TILLEY
      PAUL D. TILLEY, President


EXHIBITS

A - Floor Plan
B - Property Description
C - Acceptance of Premises Memorandum D - Cleaning and Janitorial Services E - Rules and Regulations of the Building F - Tenant Parking Agreement

                                  EXHIBIT "A"

                                  EXHIBIT "B"

                          1600 SMITH STREET BUILDING
                             PROPERTY DESCRIPTION

      Being a tract or parcel of land containing 140,935 square feet situated in the Obedience Smith Survey, Abstract 696, City of Houston, Harris County, Texas, being out of the Senechal Addition as described on the map recorded in Volume M, page 475 of the Harris County Deed Records (H.C.D.R.) and the W. J. Fredericks Addition as shown on the map recorded in Volume 11, page 832 H.C.D.R. Said tract being more particularly described as follows with all Coordinates and bearings referenced to the Texas Coordinate System, South Central Zone.

      COMMENCING at a Copperweld Monument stamped "A.C.-5" (x=3,150,906.78, Y=716,037.50) found for the intersection of the centerline of Smith Street (80 feet wide) with the centerline of Pease Avenue (80 feet wide) from which City Survey marker 5357-1606-C (City Rod No. 52) bears South 57 Degrees 08'01" East:

      THENCE, North 32 Degrees 51'57" East, 40.00 feet along the centerline of said Smith Street to a point;

      THENCE, departing said centerline at a right angle, North 57 Degrees 08'03" West, 40.00 feet to a 5/8-inch iron rod set for the intersection of the northeasterly right-of-way line of said Pease Avenue with the northwesterly right-of-way line of said Smith Street, same being the most southerly corner of a 108,360 square foot tract described in the deed recorded in File No. D570782, Film Code 143-24-1731 of the Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.), and the POINT OF BEGINNING (X=3,150,894.89, y=716,092.80) of the herein described Cullen Center Phase 1;

      THENCE, along the northeasterly right-of-way line of said Pease Avenue, North 57 Degrees 08'03" West, 160.07 feet to a 5/8-inch iron rod set for an angle point;

      THENCE, continuing along the right-of-way line of said Peace Avenue (width varies at this point), North 56 Degrees 11'52" West, 104.10 feet to a 5/8-inch iron rod set for the intersection with the easterly right-of-way line of Howe Street (width varies) and a non-tangent curve to the left;

      THENCE, 54.17 feet northerly along the arc of said curve and the easterly right-of-way line of Howe Street, (Delta = 18 Degrees 49'51", Radius = 164.81 feet, Chord = North 07 Degrees 17'29" East, 53.92 feet) to a 5/8-inch iron rod set for a point of tangency;

      THENCE, North 02 Degrees 07'27" West along the easterly right-of-way line of said Howe Street, at 133.93 feet pass the south line of a 10,826 square foot tract described in the deed recorded in Volume 7769, Page 568 of the Harris County Deed Records, at 232.37 feet pass the north line of a proposed 0.123 acre Houston Light and Power Company easement, at 263.66 feet pass the proposed north line of said easement, at 265.66 feet pass the south line of a 54,130 square foot tract described in the deed recorded in File No. E143452, Filme Code ###-##-#### of the H.C.O.P.R.R.P., and in all a total distance of
429.17 feet to a 5/8-inch iron rod set for the most southerly cut-back corner of the intersection with the southerly right-of-way line of Andrews Street (60 feet wide);

      THENCE, North 42 Degrees 45'03" East, 14.17 feet along said cut-back line to a 5/8-inch iron rod set in the southerly right-of-way line of said Andrews Street;

      THENCE, along the southerly right-of-way line of said Andrews Street, North 87 Degrees 37'33" East, 217.07 feet to a 5/8-inch iron rod set for the most northerly cut-back corner of the intersection with the westerly right-of-way line of Shaw Street (60 feet wide);

      THENCE, South 47 Degrees 14'57" East, 14.17 feet along said cut-back line to a 5/8-inch iron rod set in the proposed westerly right-of-way line of said Shaw Street;

      THENCE, South 02 Degrees 07'27" East, 109.42 feet along the westerly right-of-way line of said Shaw Street, (60 feet wide) to a 5/8-inch iron rod set for the beginning of a tangent curve to the left;

      THENCE, along the westerly and southwesterly right-of-way line of said Shaw Street, and along the arc of said curve, at 60.84 feet pass the proposed northeast corner of said Houston Lighting and Power Company easement, in all a total arc length of 73.08 feet (Delta = 48 Degrees 07'33", Radius = 87.00 feet, Chord = South 26 Degrees 11'13" East, 70.95 feet) to the intersection with the line dividing said 140,935 square foot tract (Cullen Center Phase I) and a 52,048 square foot tract (Cullen Center Phase 2);

      THENCE, along said dividing line the following four courses;

      South 02 Degrees 07'27" East, 120.90 feet;

      South 32 Degrees 51'57" West, 107.78 feet;

      South 12 Degrees 08'03" East, 106.60 feet;

      South 57 Degrees 08'03" East, 71.61 feet to the existing northwesterly right-of-way line of said Smith Street;

      THENCE, along said right-of-way line, South 32 Degrees 51'57" West, 130.39 feet to the POINT OF BEGINNING, containing 140,935 square feet of land.

                                  EXHIBIT "C"

                       ACCEPTANCE OF PREMISES MEMORANDUM

      THIS ACCEPTANCE OF PREMISES MEMORANDUM is an amendment to the Lease for space in 1600 Smith Street Building, executed on the ___ day of _______, 1995, between 1600 SMITH STREET VENTURE, a Texas joint venture, as Landlord, and TEXOIL, INC., a Texas corporation, as Tenant.

      Landlord and Tenant hereby agree that:

      1. The Premises are tenantable, Landlord has no obligation for construction (except as specified in the Lease for repairs and maintenance), and Tenant acknowledges that the Premises and the Leasehold Improvements located in the Premises are satisfactory in all respects.

      2. The Commencement Date of the Lease is agreed to be the 1st day of September, 1995.

      3. The Expiration Date of the Lease is hereby agreed to be the 31st day of August, 2000.

      All other terms and conditions of the Lease are hereby ratified and acknowledges to be unchanged.

      IN WITNESS WHEREOF, this Acceptance of Premises Memorandum is executed this _____ day of ________, 1995.

"LANDLORD"                                "TENANT"

1600 SMITH STREET VENTURE                 TEXOIL, INC., a Texas corporation
By:   Cullen Center, Inc.,
      A Venturer


BY                                        BY
      PAUL D. TILLEY, President           Name:
                                          Its:

By:   Cullen Property Management
      Corporation, a Venturer
                                          Attorney for Tenant if Required
                            Pursuant to Section 19.29
BY
      PAUL D. TILLEY, President

                                  EXHIBIT "D"

                        CLEANING AND JANITORIAL SERVICE

NIGHTLY CLEANING        1. Empty, clean and damp dust all waste receptacles,
                           wash as necessary.

                        2. Empty and clean all ash trays.

                        3. Vacuum all rugs and carpeted area.

                        4. Dust furniture, file, fixtures, etc.

                        5. Damp wipe and polish all glass furniture tops.

                        6. Remove finger marks and smudges from vertical
                           surfaces.

                        7. Damp dust all water coolers.

                        8. Sweep all private stairways nightly and vacuum if
                           carpeted.

                        9. Damp mot spillage in office and public areas as
                           required.

                       10. Damp dust all telephones as necessary.

FLOORS                  1. Ceramic tile, marble and terrazzo floors to be
                           swept and buffed nightly and washed or scrubbed as necessary.

                        2. Vinyl particle floors and bases to be swept nightly.

                        3. Tile floors to be waxed and buffed monthly.

                        4. All carpeted areas and rugs to be vacuum cleaned
                           nightly.

                        5. Carpet shampooing to be performed at Tenant's request
                           and billed to Tenant.

WASH ROOMS              1.    Damp mop, rinse and dry floors nightly.

                        2.    Scrub floors as necessary.

                        3. Clean all mirrors, bright work and enameled surfaces
                           nightly.

                        4. Wash and disinfect all fixtures.

                        5. Damp wipe and disinfect, all partitions, tile, walls,
                           etc.

                        6. Empty and sanitize all receptacles.

                        7. Fill toilet tissue, soap, towel and sanitary napkin
                           dispensers.

                        8. Clean flushometers and other metal work.

                        9. Wash and polish all wall partitions, tile walls and
                           enamel surfaces from trim to floor monthly.

                       10. Vacuum all louvers, ventilating grills and dust light
                           fixtures monthly.

GLASS                   1. Clean all perimeter windows at least twice per year
                           on the outside, and once per year on the inside.

                        2. Clean glass entrance doors and adjacent glass panels
                           nightly.

                        3. Clean partition glass and interior glass doors
                           quarterly.

HIGH DUSTING
(QUARTERLY              1. Dust and wipe clean all closet shelving when empty.

                        2. Dust all picture frames, charts, graphs, etc.

                        3. Dust clean all vertical surfaces

                        4. Damp dust all ceiling air conditioning diffusers.

                        5. Dust the exterior surfaces of light fixtures

DAY                     1. Check men's washrooms for toilet tissue replacement.

                        2. Check ladies' washrooms for toilet tissue and
                           sanitary napkin replacements.

                        3. Supply toilet tissue, soap and towels in men's and
                           ladies' washroom.

      Anything hereinabove to the contrary notwithstanding it is understood that no services of the character provided for in this EXHIBIT shall be performed on Saturdays, Sundays or on Holidays defined in this Lease.

      The cleaning services outlined may be changed or altered from time to time to facilitate the inclusion of the latest methods of maintenance and cleaning technology generally recognized as acceptable for first-class office buildings in Houston, Texas.

                                  EXHIBIT "E"

                          1600 SMITH STREET BUILDING
                     RULES AND REGULATIONS OF THE BUILDING


1. Landlord will provide and maintain a directory for all tenants on the concourse level of the Building. No signs, advertisements or notices visible to the general public shall be permitted within the Building unless first approved in writing by Landlord.

2. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

3.    Corridor doors, when not in use, shall be kept closed.

4. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by Tenant.

5. Landlord shall provide all locks for doors into each tenant's leased area, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent. Two keys fro each lock on the doors in each tenant's leased area shall be furnished by Landlord. Additional keys shall be made available to tenants at tenant's cost. Tenant shall not have any duplicate keys made except by Landlord.

6. Electric current shall not be used for cooking or heating without Landlord's prior written permission.

7. All tenants will refer all contractors, contractors' representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord' supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

8. Movement in or out of the Building or furniture or office equipment, or dispatch or receipt by tenants of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building entrances or lobbies shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed between the tenants and Landlord in advance. Such prearrangement shall be

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
      initiated by the tenant. The time, method, and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's discretion and control. Although Landlord or its personnel may participate in or assist in the supervision of such movement, tenant assumes final responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damages or injured as a result of acts in connection with carrying out this service for tenant from time of entering the property to completion of work. Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

9. The location, weight and supporting devices for any safes and other heavy equipment shall in all cases be approved by Landlord prior to initial installation or relocation.

10. No portion of any tenant's leased area shall at any time be used for cooking, sleeping or lodging quarters. No birds, animals or pets of any type, with the exception of guide dogs accompanying visually handicapped persons, shall be brought into or kept in, on or about tenant's leased area.

11. Tenants shall not make or permit any loud or improper noises in the Building or otherwise interfere in any with other tenants or persons having business with them.

12. Each tenant shall endeavor to keep its leased area neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways, nor shall tenants place any trash receptacles in these areas.

13. Tenants shall not employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the building unless otherwise approved in writing by Landlord.

14. To ensure orderly operation of the Building, Landlord reserves the right to approve all concessionaires, vending machines operators or other distributors of cold drinks, coffee, food or other concessions, water, towels or newspapers.

15. Landlord shall not be responsible to the tenants, their agents, employees or invitees for any loss of money, jewelry or other personal property from the leased premises or public areas or for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

16. Tenants shall exercise reasonable precautions in the protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenants shall also report any thefts or losses to the Building Manager and security personnel as soon as reasonably possible

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
      after discovery and shall also notify the Building Manager and security personnel of he presence of any persons whose conduct is suspicious or causes a disturbance.

17. Tenants, their employees, guests and invitees may be called upon to show suitable identification and sign a building register when entering or leaving the Building at times other than normal Building operating hours and all tenants shall cooperate fully with Building security personnel in complying with such requirements.

18. Tenants shall not solicit from or circulate advertising material among other tenants of the Building except the regular use of the U.S. mail service. Tenants shall notify Building Manager or the Building security personnel promptly if it comes to their attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

19. Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case where the conduct of such person or persons involves a hazard or nuisance to any tenant of the Building or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Building, tenants or the general public.

20. Firearms of any caliber or make are strictly prohibited from being carried or stored in the Building. Requests for an exception to this policy must be submitted in writing to landlord prior to any introduction of a firearm in the building and must detail the reasons for the requested exception. Any exception permitting a person to carry or store a firearm in the Building must be in writing signed by Landlord and shall contain such conditions and provisions as Landlord may specify in its sole discretion. Notwithstanding the grant of any exception, Landlord shall retain the right to revoke such permission at any time and for any reason, including without limitation, the unsafe, rude, offensive, alarming or reckless display or carrying of the firearms.

21. The Building Standard Hours are presently scheduled to be from 6:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturdays, holidays excepted.

22. Smoking is prohibited in all public areas of the Building, including without limitation, restrooms, corridors, lobbies, elevators, stairwells and cross-walks.

23. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

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
                                  EXHIBIT "F"

                          1600 SMITH STREET BUILDING
                           TENANT PARKING AGREEMENT

BASIC PROVISIONS

TENANT:                             TERM:
                                    FIVE (5) YEARS
TEXOIL, INC.
1600 Smith Street,                  Commencement Date:
Suite _____
Houston, Texas 77002
Attn:______________
                                    Expiration Date:
NO.   TYPE

10    Unreserved
                                    MONTHLY PARKING CHARGES*
-0-   Reserved                      $  75.00
                                    $112.00

                                    *Subject to adjustment pursuant to SECTION 4

      1. CONSIDERATION. In consideration of Tenant's obligation to pay the Parking Charges and observe the other terms and conditions of this Parking Agreement ("AGREEMENT"), 1600 SMITH STREET VENTURE ("LANDLORD") leases and rents to Tenant and Tenant leases and rents from Landlord, up to the number and type of parking spaces for the Term, as set forth in the Basic Provisions. Tenant may lease additional parking spaces on a monthly basis subject to availability. The parking spaces are located in the parking garage of the 1600 Smith Street Building ("PARKING GARAGE") that is operated by CENTRAL PARKING SYSTEM OF TEXAS, INC. ("OPERATOR").

      2. LOCATION. The reserved parking spaces are located in the Parking Garage in locations determined by the Operator and may be changed from time to time upon advance written notice to Tenant. Operator will use best efforts to prevent others from using the reserved parking spaces, but neither Landlord nor Operator assumes any obligation or liability to Tenant for unauthorized use of such spaces, other than to attempt to have such vehicle removed within a reasonable time after Operator receives notice by Tenant of such unauthorized use. The unreserved parking spaces are located throughout the Parking Garage in areas designated by Operator and will be available on a first-come, first-served basis.

      3. TERM, COMMENCEMENT AND EXPIRATION. The Term will commence on the Commencement Date and will expire without notice on the Expiration Date, as set forth in the Basic

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
Provisions. In the event Tenant is in default under the terms of the lease of office space in the 16500 Smith Street Building, Landlord may terminate this Agreement at any time thereafter.

      4. PARKING CARD. A magnetic access card ("PARKING CARD") will be issued for each parking space leased, upon the receipt of ten dollars ($10.00) per Parking Card as a security deposit, which will be refunded upon the return of the Parking Card. The parking Cards are not transferable and entitle Tenant to only one parking space per Parking Card.

      Parking Charges are due and payable in advance, without notice, offset or demand, beginning on the Commencement Date and continuing the first day of each calendar month during the term of this Agreement. The Parking Charges may be adjusted by landlord and/or Operator from time to time to reflect the prevailing market rate; provided, however, Operator gives Tenant thirty (30) days prior notice of such change. Tenant will be assessed Parking Charges for each Parking Card in the possession of Tenant and no refunds, credits, or allowances will be granted for absence, vacation, or other nonuse of the Parking Garage. Parking Charges will not be prorated for partial months, unless the Commencement Date is after the 15th day of the calendar month, in which case only the first month's Parking Charges will be prorated to one-half of the monthly parking Charges.

      The initial Parking Charges per month are subject to adjustment for increases in the State tax rate for taxable items sold or leased (the "STATE TAX RATE") and any increases in the State Tax Rate shall be "passed through" to the Tenant and shall result in an increase in TENANT's Parking Charges per month.

      Notwithstanding any provisions herein to the contrary, during the initial term of the Lease and this Agreement, Tenant shall be charged $75.00 per parking space for ten (10) unreserved parking spaces. Thereafter, and for any additional parking spaces needed by Tenant, Tenant shall apply the rates generally charged for each space in the parking garage.

      5. REMEDIES. In the event Tenant is in default under the terms and conditions of this Agreement, Landlord may immediately terminate this Agreement. Landlord and Tenant agree that damages to landlord would be difficult to ascertain and that because of the surplus of available parking spaces, a reasonable estimate of damage is the present value of the remaining Parking Charges based upon a six percent (6%) per year discount rate. Additionally, Landlord may pursue any and all of the remedies that it may have in law and equity.

      6. WAIVER OF LIABILITY. Neither Landlord nor Operator assume any responsibility whatsoever for any loss of or damage to the vehicles or their contents. Tenant hereby waives any and all claims, liabilities and actions against Landlord and Operator and agrees to indemnify and hold Landlord and Operator harmless from all liabilities, claims, and actions against Landlord and/or Owner for any damages, direct and indirect, arising or alleged to have arising with respect to the performance or non-performance of this Agreement. ALL VEHICLES SHOULD BE LOCKED AND VALUABLES REMOVED.


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
     7. ASSIGNMENT. Upon written notification to Tenant by Landlord or Operator, all rights, interests and obligations of Operator may be assigned to another parking garage operator and Tenant agrees to look solely to such successor or assignee for full performance of such obligations after the date of notice.

      8. RULES AND REGULATIONS. Tenant has received and reviewed a copy of the Rules and Regulations covering the Parking Garage and agrees to abide by them. The Rules and Regulations may be amended from time to time by Landlord and/or Operator, in their sole judgment.

      IN WITNESS WHEREOF, this Tenant Parking Agreement is executed effective as of the Effective Date of the Lease to which this EXHIBIT is attached.

"LANDLORD"                                      "TENANT"

1600 SMITH STREET VENTURE                      TEXOIL, INC., a Texas corporation
By:   Cullen Center, Inc.,
      A Venturer


BY                                              BY
      PAUL D. TILLEY, President                       Name: John L. Graves
                                                      Its:   President

By:   Cullen Property Management
      Corporation, a Venturer
                                                 Attorney for Tenant if Required
                                                 Pursuant to Section 19.29
BY
      PAUL D. TILLEY, President


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